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                                                                    EXHIBIT 23.B
                                                        3333 HOLDING CORPORATION





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements on Form S-8 (numbers 33-44575; 33-29174; 2-95271; 2-51637; 2-54043; 2-59535; 2-68747; 2-78831) of
our report dated May 11, 1994, included in 3333 Holding Corporation and Subsidiary and Centex Development Company, L.P. Form 10-K for the year ended March 31, 1994, and to all referendes to our firm included in these registration statements.





                                                   ARTHUR ANDERSEN & CO.

Dallas, Texas
  June 29, 1994